As  filed  with  the  Securities  and  Exchange  Commission  on  June  21,  1999
                             Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                              The Dixie Group, Inc.
             (Exact name of Registrant as specified in its charter)

          TENNESSEE                                          62-0183370
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification No.)


                            1100 South Watkins Street
                          Chattanooga, Tennessee 37404
                                 (423) 698-2501
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                   The Dixie Group, Inc. Incentive Stock Plan
                            (Full title of the Plan)

                                 Glenn A. Berry
                             Chief Financial Officer
                              The Dixie Group, Inc.
                            1100 South Watkins Street
                          Chattanooga, Tennessee 37404
                                 (423) 698-2501
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  With Copy to:

                             Steven R. Barrett, Esq.
                         Witt, Gaither & Whitaker, P.C.
                           1100 SunTrust Bank Building
                          Chattanooga, Tennessee 37402
                                 (423) 265-8881


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================


                                                                                                Proposed
       Title of each class of                             Amount to           Proposed           maximum               Amount of
     securities to be registered                       be registered(1)        maximum          aggregate          registration fee
                                                                           offering price     offering price
                                                                             per unit(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $3.00 par value                          1,500,000 shs.          $8.375           $12,562,500           $3,492.38
====================================================================================================================================

(1) This figure represents the aggregate number of shares of Common Stock being registered hereby for issuance pursuant to the Incentive Stock Plan (the "Plan") of The Dixie Group, Inc. There are also registered an undetermined number of additional shares of Common Stock that may become available for issuance in accordance with the provisions of the Plan in the event of certain changes in the outstanding shares of Common Stock or in the capital structure of the Company, including a stock dividend or stock split.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Securities Act Rule 457(c) and based on the average of the high and low prices reported for the Common Stock on June 15, 1999 on the National Market System of the Nasdaq Stock Market.

================================================================================

                                EXPLANATORY NOTE

     In accordance with the provisions of General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant's earlier Registration Statement on Form S-8 (Commission File No. 33-42615).

                                     PART II


Item 8.  Exhibits.

Exhibit
Number    Description of Exhibit


4.1 The Dixie Group, Inc. 1990 Incentive Stock Plan, as amended (attached as Appendix A to the Proxy Statement for the Registrant's Annual Meeting of Shareholders held April 30, 1998, previously filed with the Commission and incorporated herein by reference).

5.1       Opinion of Witt, Gaither & Whitaker, P.C., counsel to the Registrant.

23.1      Consent of Witt, Gaither & Whitaker, P.C.(included in Exhibit 5.1).

23.2      Consent of Ernst & Young LLP

24 Powers of Attorney (included in Signatures page of this Registration Statement).

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee on May 31, 1999.

                                            THE DIXIE GROUP, INC.

                                            /s/ Daniel K. Frierson
                                            By: ________________________________
                                                     Daniel K. Frierson
                                            Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Daniel K. Frierson, William N. Fry, IV, and Glenn A. Berry, and each of them, as attorneys-in-fact, to sign in his name and behalf individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this Registration Statement.


Signature                                   Title                                       Date
---------                                   -----                                       ----

/s/ Daniel K. Frierson                      Chairman, Director and                      May 31, 1999
------------------------------              Chief Executive Officer
Daniel K. Frierson

/s/ William N. Fry, IV                      Director, President and                     May 31, 1999
------------------------------              Chief Operating Officer
William N. Fry, IV

/s/ Glenn A. Berry                          Executive Vice President and                May 31, 1999
------------------------------              Chief Financial Officer
Glenn A. Berry

/s/ Paul K. Frierson                        Director, Corporate Vice President,         May 31, 1999
------------------------------              and President of Candlewick Yarns
Paul K. Frierson

/s/ D. Eugene Lasater                       Controller                                  May 31, 1999
------------------------------
D. Eugene Lasater

/s/ J. Don Brock                            Director                                    May 31, 1999
------------------------------
J. Don Brock

/s/ Paul K. Brock                           Director                                    May 31, 1999
------------------------------
Paul K. Brock

/s/ Lovic A. Brooks, Jr.                    Director                                    May 31, 1999
------------------------------
Lovic A. Brooks, Jr.

/s/ John W. Murrey, III                     Director                                    May 31, 1999
------------------------------
John W. Murrey, III

/s/ Peter L. Smith                          Director                                    May 31, 1999
------------------------------
Peter L. Smith

/s/ Robert J. Sudderth, Jr.                 Director                                    May 31, 1999
------------------------------
Robert J. Sudderth, Jr.


                                      II-2